www.iqstel.com FY 2025 Earnings Call investors @iqstel.com Q4 & Full Year 2025 Results April 7, 2026 (NASDAQ: IQST)

FY 2025 Financial Highlights IQSTEL delivered record revenue and continued margin expansion in FY 2025, driven by disciplined execution across all business lines. $2.7 million $42.3 million IN TOTAL ASSETS IN ADJUSTED EBITDA 12% $16.3 million IN NET STOCKHOLDER EQUITY YEAR - OVER - YEAR GROWTH In FY25 , we achieved: 316.9 million in revenue $ 2

Operational Highlights

Operational Highlights

- SMS volume: 17.4 billion messages (+25% YOY)
- Gross margin improved to 3.46% (up 26% YOY)
- 600+ global telecom operator relationships
- 2.3 billion end-users reachable through customers
- Operations across 21 countries
- Clean capital structure: no convertible notes, no warrants

IQSTEL TELECOM

TELECOM AI

AI-enhanced telecom services and proprietary white-label solutions. Market estimated at $200B with 35-40% CAGR.

IQSTEL FINTECH

CYBERSECURITY

Next-generation cybersecurity solutions deployed through our existing B2B telecom relationships. High-margin, recurring revenue model.

IQSTEL INTELLIGENCE

DIGITAL HEALTH

Multi-billion-dollar opportunity serving aging populations via our telecom distribution. Even <1% penetration of 2.3B users = transformational revenue.

IQSTEL 3

200 400 600 800 1000 Our 2027 Vision 2027 2025 2026 High - Margin Growth Strategy Leveraging our global telecom platform of 600+ operators and 2.3 billion reachable users to deploy high - margin services across three key verticals. Platform Advantage Leveraging existing relationships with major telecom clients to drive cross - selling and maximize revenue potential. Revenue path: $316.9M (FY2025) → $400M run rate → $1B by 2027 4

Digital Health — A New Vertical IQSTEL is entering the digital health market, a multi - billion - dollar global opportunity driven by aging populations, rising healthcare costs, and the shift toward remote care. Our global telecom platform gives us a unique distribution advantage. $400B+ 15 - 20% ANNUAL CAGR GLOBAL MARKET SIZE <1% $27.9M FINTECH DIV. FY 2025 REVENUE PENETRATION FOR MAJOR OPPORTUNITY 2.3B reachable users through our telecom platform $ 5

www.iqstel.com Thank you investors @iqstel.com Q4 & Full Year 2025 Results April 7, 2026 (NASDAQ: IQST) Leandro Iglesias President & CEO Alvaro Quintana CFO & Director